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                                                                    EXHIBIT 23.2





                       CONSENT AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement of our report dated July 9, 1999, relating to the financial statements of Mario's Equipment Rental, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                                      /s/ GOLDSTEIN LEWIN & CO.

                                                      GOLDSTEIN LEWIN & CO.


Boca Raton, Florida
December 13, 1999